Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.

Peabody, Massachusetts

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the “Company”) of our report dated August 23, 2005 relating to the consolidated statement of income, changes in stockholders’ equity and cash flows for the year ended June 30, 2005, appearing in the Company’s Annual Report on form 10-K/A for the year ended June 30, 2007.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Boston, Massachusetts

February 29, 2008